EXHIBIT 10.2

FIFTH AMENDMENT TO SERVICES AGREEMENT
THIS FIFTH AMENDMENT TO SERVICES AGREEMENT (this "Fifth Amendment") is made and entered into as of November 30, 2011 by and between Vector Group Ltd., a Delaware corporation with offices at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 ("VGR") and Liggett Group LLC, formerly known as Liggett Group Inc. ("Liggett"), a Delaware limited liability company with offices at 100 Maple Lane, Mebane, North Carolina 27302 ("Liggett").
WHEREAS, Brooke Management Inc. and Liggett entered into a Services Agreement dated as of February 26, 1991, as amended by a First Amendment to Services Agreement dated as of November 30, 1993, and a Second Amendment to Services Agreement dated as of October 1, 1995;
WHEREAS, pursuant to the Second Amendment to Services Agreement and with the consent of Liggett, Brooke Management Inc. assigned the Services Agreement to Brooke Group Ltd., which assumed all rights and obligations of Brooke Management Inc. under the Services Agreement, as amended;
WHEREAS, by virtue of certain mergers and related transactions, VGR assumed all rights and obligations of Brooke Group Ltd. under the Services Agreement, as amended;
WHEREAS, VGR and Liggett entered into a Third Amendment to Services Agreement dated as of March 31, 2001, which extended the term of the Services Agreement, as amended, through November 30, 2006, and a Fourth Amendment to Services Agreement dated as of October 4, 2006, which extended the term of the Services Agreement, as amended, through November 30,2011; and
WHEREAS, VGR and Liggett wish to further extend the term of the Services Agreement as set forth in this Fifth Amendment;
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Section 2 of the Services Agreement is amended in its entirety to read as follows:
Section 2. Term: Termination. A) This Agreement shall commence effective as of December 1, 1990 and shall continue thereafter unless terminated by mutual agreement of the parties. B) Notwithstanding the foregoing, VGR can terminate this agreement on not less than 90 days notice.
2. Except as amended by this Fifth Amendment, the Services Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Fifth Amendment as of the date first written above.

VECTOR GROUP LTD.	LIGGETT GROUP LLC
/s/ Marc N. Bell	/s/ John R. Long
Marc N. Bell	John R. Long
Vice President & General Counsel	Vice President & General Counsel